EXHIBIT 99.1

FOR IMMEDIATE RELEASE

HANDHELD ENTERTAINMENT RECEIVES NASDAQ LETTER OF REPRIMAND AFTER INADVERTENT RULES VIOLATION

San Francisco, April 10, 2007 - HandHeld Entertainment, Inc. (NASDAQ: ZVUE), a global digital-media-to-go company, today announced that Nasdaq has closed its review of the company’s failure to comply with Nasdaq’s shareholder approval and listing of additional shares advance notification requirements, and issued the company a Letter of Reprimand dated April 9, 2007.

In its letter to the company, Nasdaq pointed out that once each of the compliance issues noted below was brought to the company’s attention, each was cured in a prompt and effective manner, that the violations arose shortly after the company first became listed and that the company has taken proactive steps to ensure future compliance with all regulatory requirements. The Listing Qualifications Department concluded that the company inadvertently violated the Marketplace Rules. As a result, Nasdaq determined that a letter of reprimand was the appropriate action to close the matter. Handheld is currently in compliance with these Marketplace Rules.

During January 2007, the company completed a private placement, and from November 2006 through February 2007, made several non-plan restricted stock awards. In doing so, the company failed to submit a “Notification Form: Listing of Additional Shares” (the “LAS Form”) to Nasdaq at least 15 days prior to the closing of such private placement and award issuances in violation of Nasdaq Marketplace Rule 4310(c)(17). The private placement also violated Nasdaq Marketplace Rule 4350(i)(1)(D), as the company did not receive shareholder approval and the exercise of certain warrants at a discount could have resulted in the issuance of shares representing more than 20% of the company’s total outstanding shares of common stock. Each of these matters was promptly resolved by the company in consultation with Nasdaq. In addition, during February 2007, the company announced its acquisition of Putfile Limited in a stock transaction that also failed to comply with Nasdaq Marketplace Rule 4310(c)(17)(D) for failure to submit an LAS Form at least 15 days prior to the close of such acquisition.

About HandHeld Entertainment, Inc.

HandHeld Entertainment (NASDAQ: ZVUE) is a global digital-media-to-go company. Its network of Web sites (Putfile.com™, YourDailyMedia.com™, FunMansion.com™, Dorks.com™, UnOriginal.co.uk™ and ZVUE.com) now house more than 500,000 user-generated and premium videos in total - videos available for purchase or free viewing. Its ZVUE personal media players are mass-market priced and available for purchase online and currently in more than 2,200 Wal-Mart stores throughout the U.S. For more information, visit www.hheld.com.

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HandHeld Entertainment, ZVUE.com, Putfile.com, YourDailyMedia.com, FunMansion.com, Dorks.com, UnOriginal.co.uk and ZVUE are trademarks of HandHeld Entertainment. All other trademarks are property of their respective owners.

Safe Harbor Statement

Statements made in this release that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “plans” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks associated with the uncertainty of future financial results, additional financing requirements, development of new products and service offerings, change in product and service mix, decreasing reliance for financial results on consumer electronics product sales, ability to monetize, grow users and obtain synergies from acquired user-generated content providers, ability to integrate acquisitions, the effectiveness, profitability, and marketability of such products and services, the ability to protect proprietary information, the impact of current, pending, or future legislation and regulation on the industry, the impact of competitive products, services, pricing or technological changes and the effect of general economic and business conditions. Additional risks and forward looking statements are set forth from time to time in the company’s filings with the United States Securities and Exchange Commission, including Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, and other filed reports. All forward-looking statements included in this release are made as of the date of this press release, and the company assumes no obligation to update any such forward-looking statements.

Investor contact:
Scott Wilson, The Blueshirt Group, 415-489-2188, scott@blueshirtgroup.com

Media contact:
David Politis, Politis Communications, 801-523-3730, dpolitis@politis.com, or Jonathan Bacon, Politis Communications, 801-523-3730, jbacon@politis.com